UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2006

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          At the Annual Meeting of Shareholders of Chemical Financial Corporation ("Chemical") held on April 17, 2006, Chemical's shareholders approved the Chemical Financial Corporation Stock Incentive Plan of 2006 (the "Plan"). The Plan had been previously adopted by Chemical's Board of Directors on January 17, 2006, subject to shareholder approval. The Plan, which will be administered by the Compensation and Pension Committee of the Board of Directors of Chemical, allows for the award of stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on or related to shares of Chemical common stock to officers and key employees of Chemical and its subsidiaries. Subject to certain anti-dilution and other adjustments, the total number of shares available for issuance under the Plan is 1,000,000 shares of Chemical's common stock.

          The above description of certain terms and conditions of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		10.1	Chemical Financial Corporation Stock Incentive Plan of 2006.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 21, 2006	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Chemical Financial Corporation Stock Incentive Plan of 2006.